Exhibit 23.5
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PricewaterhouseCoopers LLP 350 South Grand Avenue Los Angeles CA 90071 Telephone (213) 356 6000 Facsimile (813) 637 4444

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Quicksilver Resources Inc. of our report dated March 2, 2009 relating to the consolidated financial statements of BreitBurn Energy Partners L.P., which appears in the Form 10-K, as amended, of Quicksilver Resources Inc. for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
August 10, 2009